U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LF CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-2196021
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 Madison Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one Warrant	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-225029

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock, of LF Capital Acquisition Corp., (the “Registrant”). The description of the units, common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-225029), originally filed with the Securities and Exchange Commission on May 18, 2018, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 13, 2018).

3.2

Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 13, 2018).

3.3	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 13, 2018).

3.4	Bylaws (incorporated by reference to Exhibit 3.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 13, 2018).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 13, 2018).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with Amendment No .1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 13, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 13, 2018).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S- 1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 18, 2018).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 18, 2018).

10.2	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225029), filed with the Securities and Exchange Commission on June 18, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LF CAPITAL ACQUISITION CORP.

Date: June 19, 2018	By:	/s/ Philippe De Backer
Name: Philippe De Backer
Title: Chief Executive Officer